                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          THE NEIMAN MARCUS GROUP, INC.
                (Name of Registrant as Specified In Its Charter)


                                Eric P. Geller, Esq.
                               Senior Vice President
                          The Neiman Marcus Group, Inc.
                                 27 Boylston Street
                              Chestnut Hill, MA 02167

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[NEIMAN MARCUS LOGO]                               The Neiman Marcus Group, Inc.
                                                   27 Boylston Street
                                                   P.O. Box 9187
                                                   Chestnut Hill, MA 02167
                                                   (617) 232-0760


                                                               December 11, 1995

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 1996

     The Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. will be held at 10:00 a.m., Eastern Standard Time, on Friday, January 19, 1996, AT THE COMPANY'S CORPORATE HEADQUARTERS, 27 BOYLSTON STREET (ROUTE 9), CHESTNUT HILL, MASSACHUSETTS, for the following purposes:

          1. To elect two Class II directors in accordance with the By-Laws of the Company.

          2. To consider and act on a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

          3. To consider and act on a proposal submitted by a stockholder of the Company concerning the election of all directors annually.

          4. To transact such other business as may properly come before the meeting and any adjournments of the meeting.

     All stockholders are cordially invited to attend the meeting.


                                            By Order of the Board of Directors


                                                      ERIC P. GELLER
                                                        Secretary


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

[NEIMAN MARCUS LOGO]                               The Neiman Marcus Group, Inc.
                                                   27 Boylston Street
                                                   P.O. Box 9187
                                                   Chestnut Hill, MA 02167
                                                   (617) 232-0760


                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 19, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Neiman Marcus Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, January 19, 1996, AT THE COMPANY'S CORPORATE HEADQUARTERS, 27 BOYLSTON STREET (ROUTE 9), CHESTNUT HILL, MASSACHUSETTS, and at any adjournments thereof. All shares will be voted in accordance with the instructions contained in the proxy, but if the proxies which are signed and returned do not specify a vote on any proposal, the proxies will be voted FOR the election of the nominees for director named herein, FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year and AGAINST the proposal submitted by a stockholder concerning the election of all directors annually. Any proxy may be revoked by a stockholder at any time before it is exercised by providing written notice of revocation to the Secretary of the Company (at the address set forth above), by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. The mailing of this proxy statement and accompanying form of proxy is expected to commence on or about December 11, 1995.

     In addition to solicitations of proxies by mail, the Company's officers, directors or employees may solicit proxies by telephone or personal communication. All costs of soliciting proxies, including reimbursement of fees of certain brokers, fiduciaries and nominees in obtaining voting instructions from beneficial owners, will be borne by the Company.

     Although stock transfer books will remain open, the Board of Directors has fixed the close of business on December 6, 1995 as the record date for determining the stockholders having the right to vote at the Annual Meeting. At the close of business on December 6, 1995 there were 38,002,131 shares of Common Stock and 1,000,000 shares of 6% Cumulative Convertible Preferred Stock (the "Preferred Stock") outstanding and entitled to vote at the meeting. At the meeting, each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 10.07 votes as prescribed by a formula contained in the Company's Restated Certificate of Incorporation. All of the issued and outstanding shares of Preferred Stock are held by Harcourt General, Inc. ("Harcourt General"). AS OF THE DATE OF THIS PROXY STATEMENT, THE SHARES OF COMMON STOCK AND PREFERRED STOCK OWNED BY HARCOURT GENERAL REPRESENT APPROXIMATELY 67% OF THE VOTING POWER OF THE COMPANY.

     Shares of Common Stock and Preferred Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspectors of election appointed for the meeting and will be counted in determining that a quorum is present. Votes are counted using written ballots.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of December 6, 1995, with respect to the beneficial ownership of the Common Stock of the Company by (i)
each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each executive officer named in the
Summary Compensation Table; (iii) each director of the Company; and (iv) all directors and current executive officers of the Company as a group. Harcourt
General beneficially owns all of the outstanding shares of the Preferred Stock of the Company.
                       NAME OF                            NUMBER OF        PERCENT OF
                 BENEFICIAL OWNER                      SHARES OWNED(1)    COMMON STOCK
                 ----------------                      ---------------    ------------
          Harcourt General, Inc.(2)....................    22,272,360         58.6%
            27 Boylston Street
            Chestnut Hill, MA 02167
          Gabelli Funds, Inc.(3).......................     5,391,800         14.2%
            One Corporate Center
            Rye, NY 10580
          Burton M. Tansky(4)..........................        50,600           *
          Gerald A. Sampson(5).........................        25,000           *
          Stephen Elkin(6).............................        74,029           *
          Dawn Mello(7)................................         6,500           *
          Bernie Feiwus(8).............................         6,573           *
          Gary L. Countryman...........................         --              --
          Matina S. Horner.............................         --              --
          Walter J. Salmon.............................         8,942           *
          Jean Head Sisco..............................         1,134           *
          Richard A. Smith(9)..........................         --              --
          Robert J. Tarr, Jr.(9).......................         --              --
          All current executive officers and directors
            as a group (20 persons)(10)................       172,778           *

---------------
* Less than 1%.

 (1) Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

 (2) Harcourt General's holdings of Common Stock and Preferred Stock comprise approximately 67% of the voting power and fully converted equity of the Company. Each share of Preferred Stock currently is convertible into 8.99 shares of Common Stock at a price of $41.70 per share of Common Stock. The closing price of the Common Stock on the New York Stock Exchange on December 6, 1995 was $21.375 per share.

     Richard A. Smith, Chairman of the Board of Directors of the Company and of Harcourt General, his sister, Nancy L. Marks, and certain members of their families may be regarded as controlling persons of Harcourt General, and therefore of the Company. The shares of Harcourt General Class B Stock and Harcourt General Common Stock beneficially owned by or for the benefit of the Smith family constitute approximately 28% of the aggregate number of outstanding equity securities of Harcourt General. Each share of Harcourt General voting stock entitles the holder thereof to one vote on all matters submitted to Harcourt General's stockholders, except that each share of Harcourt General Class B Stock (virtually all of which is owned by the Smith family) entitles the holder thereof to ten votes on the election of directors at any Harcourt General stockholders' meeting under certain circumstances. Accordingly, as to any elections in which the Harcourt General Class B Stock would carry ten votes per share at a Harcourt General stockholders' meeting, the Smith family would have approximately 80% of the combined voting power of the Harcourt General voting securities.

     Under the definition of "beneficial ownership" in Rule 13d-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, the Smith family and the members of Harcourt General's Board of Directors may be deemed to be the beneficial owners of the securities of the Company beneficially owned by Harcourt General in that they may be deemed to share with Harcourt General the power to direct the voting and/or disposition of such securities. However, this information should not be deemed to constitute an admission that any such person or group of persons is the beneficial owner of such securities.

 (3) The information reported is based on a Schedule 13G dated July 10, 1995 filed with the Securities and Exchange Commission by the Gabelli Funds, Inc. and its affiliates (collectively, the "Gabelli Affiliates"). The Gabelli Affiliates have sole voting power with respect to 5,115,900 shares and sole dispositive power with respect to all of the shares shown in the table.

 (4) Includes 40,600 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 6, 1995. Also includes 10,000 shares of restricted stock over which Mr. Tansky has voting but not dispositive power.

 (5) Includes 4,000 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 6, 1995. Also includes 4,000 shares of restricted stock over which Mr. Sampson has voting but not dispositive power.

 (6) Includes 50,999 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 6, 1995. Also includes 8,500 shares of restricted stock over which Mr. Elkin has voting but not dispositive power.

 (7) Includes 3,000 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 6, 1995. Also includes 3,500 shares of restricted stock over which Ms. Mello has voting but not dispositive power.

 (8) Includes 5,400 shares of restricted stock over which Mr. Feiwus has voting but not dispositive power.

 (9) The members of the Board of Directors of Harcourt General, including Messrs. Smith and Tarr, may be deemed to be the beneficial owners of the securities of the Company owned by Harcourt General. However, this information should not be deemed to be an admission that any such person or group is the beneficial owner of such securities.

(10) Excludes the beneficial ownership of securities of the Company which may be deemed to be attributed to Messrs. Smith and Tarr (see Notes 2 and 9 above). Includes 98,599 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 6, 1995. Also includes 31,400 shares of restricted stock over which individuals in the group have voting but not dispositive power.

                              1.  ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes, each of which has two members. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring.

     Two Class II directors are to be elected for a three year term at the Annual Meeting. The persons named in the accompanying proxy will vote each proxy for the election of the nominees listed below, unless directed otherwise. Each of the nominees is currently a member of the Board of Directors. The Company has no reason to believe that the listed nominees will become unavailable for election, but if for any reason that should be the case, the proxies may be voted for substitute nominees. In electing directors, holders of the Common Stock and Preferred Stock vote together as a single class. A plurality of the votes cast at the Annual Meeting is required to elect the directors. Proxies withholding authority to vote for a nominee will be treated as votes cast. Broker non-votes will not be treated as votes cast and, therefore, will not be counted in calculating a plurality. HARCOURT GENERAL WILL BE VOTING ITS SECURITIES, REPRESENTING APPROXIMATELY 67% OF THE VOTING POWER OF THE COMPANY, FOR THE ELECTION OF THE NOMINEES SET FORTH BELOW.

            NOMINEES FOR TERMS EXPIRING IN 1999 (CLASS II DIRECTORS)

WALTER J. SALMON, age 65, Director since 1987

     Stanley Roth, Sr. Professor of Retailing and Senior Associate Dean, External Relations, Graduate School of Business Administration, Harvard University; Director of Hannaford Bros. Co., The Quaker Oats Company, Circuit City Stores, Inc., Luby's Cafeterias, Inc. and Harrah's Entertainment, Inc.

MATINA S. HORNER, PH.D., age 56, Director since 1993

     Executive Vice President of the Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) and President Emerita of Radcliffe College since 1989; President of Radcliffe College for 17 years prior thereto; Director of Boston Edison Company.

           DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS III DIRECTORS)

GARY L. COUNTRYMAN, age 56, Director since 1987

     Chairman (since April 1991) and Chief Executive Officer of Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company; President of Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company through March 1992; Chairman of Liberty Financial Companies, Inc.; Director of Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Financial Companies, Inc., Boston Edison Company and Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston.

JEAN HEAD SISCO, age 70, Director since 1987

     Partner in Sisco Associates, international management consultants; Director of Textron, Inc., Santa Fe Pacific Gold Corp., Washington Mutual Investors Fund, Chiquita Brands International, Inc., The American Funds Tax-Exempt Series I and K-Tron International, Inc.

            DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS I DIRECTORS)

RICHARD A. SMITH, age 71, Director since 1987

     Chairman of the Board of the Company and of Harcourt General; Chairman of the Board, President (until November 1, 1995) and Chief Executive Officer of GC Companies, Inc. since December 1993; Chief Executive Officer of the Company and of Harcourt General until December 1991; Director of Harcourt General, GC Companies, Inc., Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Financial Companies, Inc., Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston. Mr. Smith is the father of Robert A. Smith, who is Group Vice President of the Company.

ROBERT J. TARR, JR., age 52, Director since 1987

     President, Chief Executive Officer (since December 1991) and Chief Operating Officer of the Company and of Harcourt General; Director of Harcourt General and GC Companies, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended July 29, 1995, the Board of Directors held four meetings. During fiscal 1995, each director of the Company attended at least 75% of the aggregate number of Board meetings and meetings held by committees of which he or she is a member. The Board of Directors has designated five principal standing committees. Set forth below are descriptions of the functions of such committees and the names of their current members.

     AUDIT COMMITTEE. The members of the Audit Committee, which met three times during fiscal 1995, are Mrs. Sisco (Chairman), Messrs. Countryman and Salmon and Dr. Horner. The functions of the Audit Committee include the review of the scope of the services of the Company's independent auditors and the responsibilities of the Company's internal audit department and a continuing review of the Company's internal procedures and controls. The Audit Committee annually reviews the Company's audited financial statements, considers the qualifications and fees of the independent auditors of the Company and makes recommendations to the Board of Directors as to the selection of the auditors and the scope of their audit services.

     SPECIAL REVIEW COMMITTEE. The members of the Special Review Committee are Messrs. Salmon (Chairman) and Countryman, Mrs. Sisco and Dr. Horner. The Special Review Committee met once during fiscal 1995. A continuing function of the Special Review Committee is to give consideration to those matters requiring the approval of an "Independent Committee" under the terms of the Intercompany Services Agreement between the Company and Harcourt General, including the consideration of the fees charged to the Company by Harcourt General pursuant to the Intercompany Services Agreement. For information regarding the Intercompany Services Agreement, see Note 1 to the Summary Compensation Table.

     COMPENSATION COMMITTEE. The members of the Compensation Committee, which met once during fiscal 1995, are Messrs. Countryman (Chairman) and Salmon, Mrs. Sisco and Dr. Horner. The functions of the Compensation Committee are to review or determine salaries, benefits and other compensation for officers and key employees of the Company and its subsidiaries and to administer the Company's stock incentive plans.

     NOMINATING COMMITTEE. All of the directors of the Company serve on the Nominating Committee, which met once during fiscal 1995. Mr. Countryman is the Chairman of the Nominating Committee.

The functions of the Nominating Committee are to nominate directors, make recommendations concerning the structure and membership of the various committees of the Board of Directors, consider questions of management, organization and succession and to act on such other matters as from time to time may be requested by the Board of Directors. In carrying out its responsibilities to nominate directors, the Nominating Committee will consider candidates recommended by the Board of Directors and by stockholders of the Company. All suggestions for candidates by stockholders must be made in writing and sent to the Company c/o Secretary, P.O. Box 9187, Chestnut Hill, Massachusetts 02167 (see "Deadline for Submission of 1997 Stockholder Proposals and Nominations"). Such writing must set forth (i) the name and address of the stockholder who intends to make the nomination and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person named, (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nomination is to be made by the stockholder, (iv) the consent of each proposed nominee to serve as a director of the Company if so elected and (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

     EXECUTIVE COMMITTEE. The members of the Executive Committee, which did not act during fiscal 1995, are Messrs. Smith (Chairman), Countryman and Tarr. The By-Laws confer upon the Executive Committee the authority to manage the affairs of the Company in the intervals between meetings of the Board of Directors, except that the Committee may not effect certain fundamental corporate actions such as (a) declaring a dividend, (b) amending the Restated Certificate of Incorporation or the By-Laws, (c) adopting an agreement of merger or consolidation or (d) imposing a lien on substantially all the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters which must be dealt with prior to the next scheduled Board of Directors meeting and which are not sufficiently important to require action by the full Board of Directors.

DIRECTORS COMPENSATION

     Directors who are not affiliated with the Company or Harcourt General each receive an annual retainer of $20,000 and a fee of $1,500 per Board of Directors meeting attended, plus travel and incidental expenses (an aggregate of $2,756 in fiscal 1995) incurred in attending meetings and carrying out their duties as directors. They also receive a fee of $500 (the Chairmen receive $1,000) for each committee meeting attended. If a director is unable to attend a meeting in person but participates by telephone, he or she receives one-half of the fee that would otherwise be payable.

     Mr. Countryman receives his director fees on a deferred basis. The Company maintains an account to record the accrual of Mr. Countryman's deferred fees, which accrues interest at a rate equal to that paid on 90-day certificates of deposit issued by The First National Bank of Boston from time to time.

SECTION 16 REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that all filing requirements applicable to its insiders were complied with during fiscal 1995.

EXECUTIVE COMPENSATION

                         SUMMARY COMPENSATION TABLE(1)

     The following table provides information on the compensation provided by the Company during fiscal 1995, 1994 and 1993 to the Company's Chief Executive
Officer and the five most highly paid executive officers of the Company during fiscal 1995.
                                                                                          LONG-TERM
                                                                                       COMPENSATION(2)
                                                                                    ---------------------
                                                                                           AWARDS
                                                                                    ---------------------
                                                                                    RESTRICTED
                                          ANNUAL COMPENSATION       OTHER ANNUAL      STOCK                   ALL OTHER
         NAME AND             FISCAL    ------------------------    COMPENSATION      AWARDS      OPTIONS    COMPENSATION
    PRINCIPAL POSITION         YEAR     SALARY($)    BONUS($)(3)       ($)(4)         ($)(5)        (#)         ($)(6)
    ------------------        ------    ---------    -----------    ------------    ----------    -------    ------------
R. J. Tarr, Jr.(1).........    1995        --            --             --             --           --           --
President and Chief            1994        --            --             --             --           --           --
Executive Officer              1993        --            --             --             --           --           --

B. Tansky..................    1995     $600,000      $230,640        $160,339         --         25,000       $14,560
Chairman and Chief             1994     $543,750      $122,640          --             --         21,500       $10,647
Executive Officer of           1993     $500,000      $150,000          --             --         10,000       $ 3,701
Neiman Marcus Stores

G. Sampson(7)..............    1995     $450,000      $150,480          --           $71,875        --         $12,687
President and Chief            1994     $431,250      $172,500          --             --         10,000       $ 6,421
Operating Officer of           1993     $147,115         --             --             --           --         $ 1,724
Neiman Marcus Stores

S. Elkin...................    1995     $450,000      $ 22,500          --             --         20,000       $15,812
Chairman and Chief             1994     $391.875      $ 65,262          --             --         10,000       $ 9,650
Executive Officer of           1993     $355,000      $ 84,313          --             --         10,000       $ 7,283
Bergdorf Goodman

D. Mello(8)................    1995     $325,000      $ 50,000          --             --         15,000       $ 2,418
President of                   1994     $ 50,416      $ 28,438          --             --           --         $   612
Bergdorf Goodman               1993        --            --             --             --           --           --

B. Feiwus..................    1995     $300,000         --             --             --         10,000       $ 7,314
President and Chief            1994     $275,000      $ 88,000          --             --          7,500       $ 5,883
Executive Officer of           1993     $245,000      $ 87,500          --             --          5,000       $ 4,679
NM Direct

---------------
(1) Under the terms of an Intercompany Services Agreement, Harcourt General provides certain management, accounting, financial, legal, tax, personnel and other corporate services to the Company, including the services of certain senior officers of Harcourt General who are also senior officers of the Company, in consideration of a fee based on Harcourt General's direct and indirect costs of providing the corporate services. The level of services and fees are subject to the approval of the Special Review Committee of the Board of Directors of the Company. During fiscal 1995, 1994 and 1993, the Company paid or accrued approximately $6.5 million, $6.9 million and $7.2 million, respectively, to Harcourt General for all of its services under the Intercompany Services Agreement. With the exception of Mr. Tarr, the senior officers of Harcourt General, who derive all of their compensation directly from Harcourt General, are not included in this table. Mr. Tarr is also the President and Chief Executive Officer of Harcourt General. All of Mr. Tarr's cash and non-cash compensation is paid by Harcourt General pursuant to Mr. Tarr's employment agreement with Harcourt General. Of the amounts paid by the Company to Harcourt General under the Intercompany Services Agreement for fiscal 1995, 1994 and 1993, approximately $2.4 million, $2.3 million and $2.1 million, respectively, were attributable to Mr. Tarr's services. These amounts include costs related to Mr. Tarr's base compensation, bonuses, benefits and amounts necessary to fund his retirement benefits, all of which are direct obligations of Harcourt General.

(2) The Company does not have a long-term compensation program that includes long-term incentive payouts. No stock appreciation rights were granted to any of the named executive officers during the years reported in the table.

(3) Bonus payments are reported with respect to the year in which the related services were performed.

(4) No disclosure regarding items included in this category is required unless the amount in any year exceeds the lesser of $50,000 or 10% of the annual salary and bonus for the named executive officer. Of the $160,339 reported with respect to Mr. Tansky in this column for fiscal 1995, $140,236 is attributable to relocation-related reimbursements paid by the Company in fiscal 1995 in connection with his new position as Chairman and Chief Executive Officer of Neiman Marcus Stores (Mr. Tansky previously was Chairman and Chief Executive Officer of Bergdorf Goodman).

(5) Calculated by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant by the number of shares awarded. Twenty percent of an award of restricted Common Stock are freed from the restrictions on transfer each year, commencing one year after the date of grant, provided that the recipient continues to be employed by the Company on the anniversary date of the grant. Holders of restricted stock are entitled to vote their restricted shares. In the event of termination of employment for any reason, other than death or permanent disability, restricted shares are forfeited by the holders and revert to the Company. At the end of fiscal 1995, the named executive officers' restricted stock holdings and market values (based on the New York Stock Exchange closing price of $15.375 for the Company's Common Stock at fiscal year end) were as follows: Mr. Sampson -- 5,000 shares ($76,875); Mr. Elkin -- 2,000 shares ($30,750) and Mr. Feiwus -- 800 shares ($12,300). The restricted shares held by Mr. Sampson were granted in fiscal 1995 and the restricted shares held by Messrs. Elkin and Feiwus were granted in fiscal 1992.

(6) The items accounted for in this column include the cost to the Company of
    (a) matching contributions under the Company's Key Employee Deferred Compensation Plan or the Employee Savings Plan (401(k) Plan) and (b) group life insurance premiums. For fiscal 1995, such amounts for each of the named executive officers were, respectively, as follows: Mr. Tansky -- $10,840 and $3,720; Mr. Sampson -- $9,339 and $3,348; Mr. Elkin -- $7,341 and $8,471;
    Ms. Mello -- $0 and $2,418; and Mr. Feiwus -- $2,625 and $4,689.

(7) Mr. Sampson's employment with the Company commenced in April 1993.

(8) Ms. Mello rejoined the Company in May 1994. As a condition of employment, Ms. Mello was guaranteed a minimum bonus of $50,000 for fiscal 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

     The following table provides information regarding options granted under the Company's 1987 Stock Incentive Plan during the fiscal year ended July 29,
1995 to the executive officers named in the Summary Compensation Table.
                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------    POTENTIAL REALIZABLE
                            NUMBER OF          % OF                                     VALUE AT ASSUMED
                            SECURITIES        TOTAL                                   ANNUAL RATES OF STOCK
                            UNDERLYING       OPTIONS        EXERCISE                   PRICE APPRECIATION
                             OPTIONS        GRANTED TO      OR BASE                    FOR OPTION TERM(2)
                             GRANTED        EMPLOYEES        PRICE      EXPIRATION    ---------------------
     NAME                     (#)(3)      IN FISCAL YEAR     ($/SH)        DATE        5%($)        10%($)
     ----                   ----------    --------------    --------    ----------    --------     --------
R. Tarr, Jr.(4)..........       --              --             --          --            --           --
B. Tansky................     25,000           10.96%       $14.375      9/20/04      $226,009     $572,751
G. Sampson(5)............       --               --            --          --            --           --
S. Elkin.................     20,000            8.77%       $14.375      9/20/04      $180,807     $458,201
D. Mello.................     15,000            6.58%       $14.375      9/20/04      $135,605     $343,651
B. Feiwus................     10,000            4.39%       $14.375      9/20/04      $ 90,404     $229,100

---------------
(1) No stock appreciation rights were granted to any named executive officer during fiscal 1995.

(2) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission.

(3) All option grants are non-qualified stock options having a term of 10 years and one day. They become exercisable at the rate of 20% on each of the first five anniversary dates of the grant.

(4) None of the executive officers of Harcourt General who are also officers of the Company, including Mr. Tarr, participate in the Company's 1987 Stock Incentive Plan.

(5) Mr. Sampson received a grant of 5,000 shares of restricted stock in fiscal 1995. See Note 5 to the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding the number and value of stock options held at July 29, 1995 by the executive officers named in the
Summary Compensation Table. None of the named executive officers exercised any stock options or stock appreciation rights during fiscal 1995.
                                                                                    VALUE OF
                                                              NUMBER OF            UNEXERCISED
                                                        SECURITIES UNDERLYING     IN-THE-MONEY
                                                             UNEXERCISED           OPTIONS AT
                                                             OPTIONS AT           JULY 29, 1995
                                                          JULY 29, 1995(#)             ($)
                                                       -----------------------   ---------------
                                                            EXERCISABLE/          EXERCISABLE/
        NAME                                               UNEXERCISABLE        UNEXERCISABLE(1)
        ----                                               --------------       ----------------
R. Tarr, Jr.(2)....................................          --                      --
B. Tansky..........................................       29,300/57,200        $45,388/$77,175
G. Sampson.........................................        2,000/ 8,000        $ 1,750/$ 7,000
S. Elkin...........................................       40,799/36,200        $32,850/$51,650
D. Mello...........................................            0/15,000        $     0/$15,000
B. Feiwus..........................................       11,711/19,500        $12,063/$26,375

---------------
(1) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Common Stock on the New York Stock Exchange at fiscal year end ($15.375) and the option exercise price for those shares. These values have not been realized. The closing price of the Company's Common Stock on the New York Stock Exchange on December 6, 1995 was $21.375.

(2) None of the executive officers of Harcourt General who are also officers of the Company, including Mr. Tarr, participate in the Company's 1987 Stock Incentive Plan.

PENSION PLANS

     The Company maintains a funded, qualified pension plan known as The Neiman Marcus Group, Inc. Retirement Plan (the "Retirement Plan"). Most non-union employees over age 21 who have completed one year of service with 1,000 or more hours participate in the Retirement Plan, which pays benefits upon retirement or termination of employment. The Retirement Plan is a "career-average" plan under which a participant earns each year a retirement annuity equal to 1% of his or her compensation for the year up to the Social Security wage base and 1.5% of his or her compensation for the year in excess of such wage base. Benefits under the Retirement Plan become fully vested after five years of service with the Company.

     The Company also maintains a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded, non-qualified plan under which benefits are paid from the Company's general assets to supplement Retirement Plan benefits and Social Security. Executive, administrative and professional employees (other than those employed as salespersons) with an annual base salary at least equal to a self-adjusting minimum ($100,000 as of July 29, 1995) are eligible to participate. At normal retirement age (age 65), a participant with 25 or more years of service is entitled to payments under the SERP sufficient to bring his or her combined annual benefit from the Retirement Plan and SERP, computed as a straight life annuity, up to 50% of the participant's highest consecutive 60 month average of annual pensionable earnings, less 60% of his or her estimated annual primary Social Security benefit. If the participant has fewer than 25 years of service, the combined benefit is proportionately reduced. In computing the combined benefit, "pensionable earnings" means base salary, including any salary which may have been deferred. Benefits under the SERP become fully vested after five years of service with the Company.

     The following table shows the estimated annual pension benefits payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age 65 in 1995 who elects to receive his or her benefit in the form of a straight life annuity. These benefits include amounts attributable to both the Retirement Plan and the SERP and are in addition to any retirement benefits that might be received from Social Security.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                       UNDER RETIREMENT PLAN AND SERP(1)

                                                                TOTAL YEARS OF SERVICE
  AVERAGE                                         -----------------------------------------------------
PENSIONABLE                                                                                       25
 EARNINGS                                          5          10          15          20       OR MORE
--------                                           -          --          --          --       -------
$300,000 ....................................   $30,000    $ 60,000    $ 90,000    $120,000    $150,000
 400,000 ....................................    40,000      80,000     120,000     160,000     200,000
 500,000 ....................................    50,000     100,000     150,000     200,000     250,000
 600,000 ....................................    60,000     120,000     180,000     240,000     300,000
 700,000 ....................................    70,000     140,000     210,000     280,000     350,000

---------------
(1) The amounts actually payable will be lower than the amounts shown above, since the above amounts will be reduced by 60% of the participant's estimated primary Social Security benefit.

     The following table shows the pensionable earnings and credited years of service for the executive officers named in the Summary Compensation Table as of
July 29, 1995 and years of service creditable at age 65. Credited service may not exceed 25 years for purpose of calculating retirement benefits under any of the Company's retirement plans.
                                                         PENSIONABLE
                                                          EARNINGS
                                                          FOR YEAR           YEARS OF SERVICE
                                                           ENDED        ------------------------
                                                          JULY 29,           AT             AT
      NAME                                                 1995         JULY 29, 1995     AGE 65
      ----                                                 ---          -------------    -------
R. Tarr, Jr.(1).......................................      --               --             --
B. Tansky.............................................   $600,000            -- (2)         20(2)
G. Sampson............................................    450,000            -- (3)         20(3)
S. Elkin..............................................    450,000            17             25
D. Mello..............................................    325,000            14             15
B. Feiwus.............................................    300,000            15.5           25

---------------
(1) Mr. Tarr does not participate in the Company's Retirement Plan or SERP.

(2) Under Mr. Tansky's employment agreement with the Company, for purposes of determining his retirement benefits under the SERP, Mr. Tansky will be credited with 5/3 times his years of service with the Company provided he remains continuously employed by the Company until his 65th birthday; otherwise, Mr. Tansky's accrued service under the SERP will be calculated in the normal manner. Mr. Tansky is 57 years old.

(3) For purposes of determining Mr. Sampson's retirement benefits under the SERP, Mr. Sampson will be credited with 20/13 times his years of service with the Company provided he remains continuously employed by the Company until his 65th birthday; otherwise, Mr. Sampson's accrued service under the SERP will be calculated in the normal manner. Mr. Sampson is 54 years old.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  BURTON TANSKY

     In connection with Mr. Tansky's appointment as Chairman and Chief Executive Officer of Neiman Marcus Stores in May 1994, the Company and Mr. Tansky entered into an employment agreement which provides for Mr. Tansky's employment as Chairman and Chief Executive Officer of Neiman Marcus Stores through January 31, 1997. In the event Mr. Tansky is terminated without cause within 24 months of a change of control of the Company, or if within 24 months of such a change of control Mr. Tansky resigns because he is not permitted to continue in a position comparable in duties and responsibilities to that which he held prior to the change of control, Mr. Tansky will be entitled to receive his then-current base compensation through July 31, 1998, which amount will be reduced by any amounts earned by him between August 1, 1997 and July 31, 1998 from other employment. If the Company terminates Mr. Tansky's employment during the term of the Employment Agreement for any reason other than for cause or other than because of his total disability or death, Mr. Tansky will continue to receive his base compensation and benefits until January 31, 1997 or for 18 months following termination, whichever is greater. If the Company determines not to extend Mr. Tansky's employment beyond January 31, 1997, the Company will pay to Mr. Tansky his then-current base compensation through July 31, 1998, which amount will be reduced by any amounts earned by him between August 1, 1997 and July 31, 1998 from other employment.

  STEPHEN C. ELKIN

     Pursuant to an agreement between Mr. Elkin and Bergdorf Goodman, effective September 1993, Mr. Elkin is entitled to receive severance payments in the event his employment with Bergdorf Goodman is terminated in certain situations. If the Company terminates Mr. Elkin's employment other than for cause or other than due to his total disability or death, he will receive an amount equal to one and one half times his then-current base salary, which amount will be paid to him in 18 monthly installments following such termination but will be reduced by any amounts received by him from other employment during the period beginning six months following his termination and ending at the end of the 18 month period. Mr. Elkin will also be entitled to receive such payments in the event his employment is terminated without cause within 24 months of a change of control of either Bergdorf Goodman or the Company, or in the event he resigns within 24 months of a change of control because he is not permitted to continue in a position comparable in duties and responsibilities to that which he held before the change of control.

  DAWN MELLO

     Pursuant to an agreement between Ms. Mello and Bergdorf Goodman, effective May 1994, Ms. Mello is entitled to receive severance payments in the event her employment with Bergdorf Goodman is terminated in certain situations. If the Company terminates Ms. Mello's employment other than for cause or other than due to her total disability or death, Ms. Mello will receive an amount equal to her then-current annual salary, which amount will be paid in 12 monthly installments following such termination but will be reduced by any amounts received by her from other employment during the period beginning six months and ending 12 months following such termination. In the event of a change of control of either Bergdorf Goodman or the Company, and in the event that prior to November 1, 1996 Ms. Mello resigns because she is not permitted to continue in a position comparable in duties and responsibilities to that which she held before such change of control, Ms. Mello will be entitled to receive such payments until November 1, 1996.

  BERNIE FEIWUS

     Pursuant to an agreement between Mr. Feiwus and NM Direct, effective October 1995, Mr. Feiwus is entitled to receive severance payments in the event his employment with NM Direct is terminated in certain situations. If the Company terminates Mr. Feiwus' employment without cause within 24 months of a change of control of the Company or of NM Direct, or if within 24 months after such a change of control Mr. Feiwus resigns his employment because he is not permitted to continue in a position comparable in duties and responsibilities to that which he held before the change of control, he will receive an amount equal to one and one-half of his then-current annual base salary, which amount will be paid in 18 monthly installments following such termination but will be reduced by any amounts received by him from other employment during the period beginning six months and ending 18 months following such termination.

TRANSACTIONS WITH MANAGEMENT

     In November 1994, Mr. Sampson received a loan from the Company in the amount of $221,258 under its Key Executive Stock Purchase Loan Plan (the "Loan Plan") to purchase 15,000 shares of the Company's Common Stock in the open market. The loan is secured by a pledge of the purchased shares and bears interest at an annual rate of 5%, payable quarterly. Pursuant to the terms of the Loan Plan, the loan will become due and payable seven months after Mr. Sampson's employment with the Company terminates. No other officer of the Company had an outstanding loan under the Loan Plan in excess of $60,000 during fiscal 1995 or subsequent thereto.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, Richard A. Smith, Chairman of the Board of Directors of the Company, served on the Boards of Directors of Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company (collectively, "Liberty Mutual") and Liberty Financial Companies, Inc. Gary L. Countryman, a director of the Company and the Chairman of the Company's Compensation Committee, is the Chairman and Chief Executive Officer of Liberty Mutual and Chairman of Liberty Financial Companies, Inc. Liberty Mutual underwrites most of the Company's insurance policies. These insurance policies contain terms which, in the judgment of management, are no less favorable than could be obtained from other insurance companies. During fiscal 1995, the Company paid to Liberty Mutual an aggregate of $2.0 million in premiums and administrative fees.

                            ------------------------

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EACH AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL SUCH SECTIONS OF THIS REPORT BE DEEMED TO BE INCORPORATED INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of Gary L. Countryman (Chairman), Matina S. Horner, Walter J. Salmon and Jean Head Sisco. The members of the Compensation Committee are all independent directors.

     The principal responsibility of the Committee is to review the performance of, and determine the compensation for, the executive officers of the Company who are not also executive officers of Harcourt General. The individuals in this group include Messrs. Tansky, Sampson, Elkin, Feiwus, and Ms. Mello, all of whom are named executive officers in the Summary Compensation Table. The compensation of Harcourt General's executive officers, most of whom are also executive officers of the Company, is determined by Harcourt General's Compensation Committee.

COMPENSATION POLICIES

     The principal objectives of the Company's executive compensation program are to reward competitively its executive officers in order to attract and retain excellent management and to provide incentives that will most sharply focus the attention of those individuals on the goal of increasing the profitability of the Company and its operating divisions over both the short and long terms.

     Early in each fiscal year, the Committee considers the recommendations of the Chief Executive Officer, which are supported by data generated by the Company's Human Resources Department, for each component of compensation of the Company's executive officers. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

     The principal components of the Company's compensation program are:

     BASE SALARY:

          This is determined with reference both to salary survey information from recognized compensation consulting firms and to each executive officer's level of responsibility, experience and performance. The salary survey data is used to establish benchmark amounts for both base salary and total cash compensation for each executive position. Comparisons are made to a range of retail companies or to divisions within such companies, with the principal selection criteria for comparisons being similar revenues to the division within the Company. While there are no hard and fast rules which bind the Committee, the Company generally sets its salary and total cash compensation benchmarks (assuming that maximum bonuses are achieved) for executive officers at the 75th percentile of the comparison group of companies in order to compete for and retain the best management talent available. Because the Company competes for executive talent with a broad range of U.S. companies, the Committee does not limit its comparison information for compensation to the companies included in the peer groups in the Stock Performance Graph.

          The Committee reviews in detail the base salary levels for each of the principal executive officers of the Company. While the Committee uses the benchmarks as a reference point, a particular individual's base salary may vary from the benchmark depending upon his or her salary history, experience, individual performance, contractual obligations of the Company, guidelines established by the Chief Executive Officer with respect to salary increases for the entire Company and the subjective judgment of the Committee.

     ANNUAL INCENTIVE PLAN:

          The determination of annual bonuses is based principally on the achievement of performance objectives by the operating division for which the executive is responsible and the individual executive's own performance. For some executive officers, a small component of their bonus eligibility depends on the Company's overall performance.

          Shortly after the beginning of each fiscal year, the Compensation Committee considers the recommendations of the Chief Executive Officer for the Company's and each division's performance goals for the current year, the executive officers who should participate in the annual incentive plan for that year, and the maximum bonus values attainable by them. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

          For fiscal 1995, the plan provided for maximum bonuses ranging from 35% to 45% of base salary. Eligibility for the divisional performance component of the bonus was determined based on a weighting of several factors, the most important of which was operating earnings before corporate expenses. Other factors included return on net assets and working capital as a percentage of sales. Similar factors will be used by the Committee in determining bonuses for fiscal 1996.

          In addition, each of the Company's executive officers prepares and reaches agreement with the Chief Executive Officer on individual performance goals which must be achieved in addition to the performance targets in order for an executive to receive his or her full bonus. Individual performance goals typically include achievement of specific tasks.

          The bonuses actually awarded to the executive officers for fiscal 1995 were determined by an assessment of all of these factors, as well as certain subjective factors. The Company guaranteed Ms. Mello a minimum bonus of $50,000 for fiscal 1995 as a condition of employment.

          Absent extraordinary circumstances, if the financial performance targets are exceeded, bonus awards are not increased over the maximum bonus values established by the Committee. If the performance targets are not met, bonus awards will, in all probability, be reduced at the discretion of the Committee. If the Company and/or the relevant division falls sufficiently short of its performance targets, there is a presumption that bonuses would not be paid absent special circumstances. Factors such as the performance of a business unit or units for which the executive officer is responsible and achievement of individual performance goals are considered in the decision to award a bonus. If corporate and/or division performance targets are met, but an individual falls short of his or her performance goals, the individual's bonus could be reduced or eliminated in the discretion of the Committee.

          The bonus program is intended to put substantial amounts of total cash compensation at risk with the intent of focusing the attention of the executives on achieving both the Company's and their division's performance goals and their individual goals, thereby contributing to profitability and building shareholder value.

     STOCK INCENTIVES:

          The Committee's purpose in awarding equity based incentives, principally in the form of restricted stock which vests over a five year period and stock options which vest over a five year period and terminate ten years from the date of grant, is to achieve as much as possible an identity of interest between the executives and the long term interest of the stockholders. The principal factors considered in determining which executive officers (including the named executive officers) were awarded equity based compensation in the 1995 fiscal year, and in determining the types and amounts of such awards, were salary levels, equity awards granted to executives at competing retail companies, special circumstances such as promotions as well as the performance, experience and level of responsibility of each executive.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Tarr is also the Chief Executive Officer of Harcourt General, which owns approximately 67% of the fully converted equity of the Company. All of Mr. Tarr's cash and non-cash compensation is paid directly by Harcourt General to Mr. Tarr pursuant to an employment agreement between Mr. Tarr and Harcourt General which was approved by the Harcourt General Compensation Committee and became effective in November, 1991. Mr. Tarr receives no compensation directly from the Company.

However, pursuant to the Intercompany Services Agreement between the Company and Harcourt General, Harcourt General provides certain management and other corporate services to the Company, including Mr. Tarr's services as Chief Executive Officer. During fiscal 1995, the Company paid or accrued approximately $6.5 million to Harcourt General for all of its services under the Intercompany Services Agreement, of which approximately $2.4 million was attributable to Mr. Tarr's services. While the Special Review Committee of the Company reviews each year the appropriateness of the charges by Harcourt General to the Company under the Intercompany Services Agreement, neither this Committee nor the Special Review Committee plays any role in determining the compensation that Mr. Tarr, or any other executive officer of Harcourt General, receives from Harcourt General.

COMPLIANCE WITH THE INTERNAL REVENUE CODE

     The Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million per year paid to each of the executive officers named in the Summary Compensation Table. The Company does not anticipate that any of its executive officers will receive cash compensation in excess of this deductibility limit in fiscal 1996. Under transition provisions of the Code, compensation resulting from awards under the Company's 1987 Stock Incentive Plan is not subject to the deductibility limit at this time. The Committee will continue to monitor the requirements of the Code to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.

                                            COMPENSATION COMMITTEE

                                              Gary L. Countryman, Chairman
                                              Matina S. Horner
                                              Walter J. Salmon
                                              Jean Head Sisco

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return during the five fiscal years ended July 29, 1995 of: (i) the Standard & Poor's 500 Index, (ii) a new peer group index, consisting of two companies in the specialty retail business, Nordstrom, Inc. and Tiffany & Co., and (iii) a peer group index previously used by the Company, consisting of Nordstrom, Tiffany and The
Limited, Inc. The new peer group index was determined in view of the Company's disposition of Contempo Casuals in fiscal 1995. The graph assumes a $100 investment in the Company's Common Stock and in each index at August 4, 1990 and that all dividends were reinvested. The common stocks of the companies in the peer group indices have been weighted annually to reflect relative stock market capitalization. The comparisons provided in this graph are not intended to be indicative of possible future performance of the Company's Common Stock.

                                  The Neiman
      Measurement Period         Marcus Group,
    (Fiscal Year Covered)            Inc.            S&P 500 Index    Old Peer Index    New Peer Index
-------------------------------------------------------------------------------------------------------
04-AUG-90                          $100.00             $100.00          $100.00           $100.00
03-AUG-91                           102.87              119.63           156.07            151.08
01-AUG-92                            86.07              135.83           110.60             95.00
31-JUL-93                            93.66              147.40           106.35             94.30
30-JUL-94                            99.76              154.38           119.00            145.43
29-JUL-95                           101.30              193.59           123.83            139.04

            2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Although Delaware law does not require that the selection by the Board of Directors of the Company's auditors be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending August 3, 1996.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders. The Company paid, or accrued, approximately $722,000 on account of professional services rendered by Deloitte & Touche LLP for the fiscal year ended July 29, 1995. Deloitte & Touche LLP also serves as the independent auditors for Harcourt General.

     Approval of the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year requires a favorable vote of a majority of the votes cast at the Annual Meeting, with the holders of Common Stock and Preferred Stock voting as a single class. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. HARCOURT GENERAL WILL BE VOTING ITS SECURITIES, REPRESENTING APPROXIMATELY 67% OF THE VOTING POWER OF THE COMPANY, FOR THE SELECTION OF DELOITTE & TOUCHE LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING AUGUST 3, 1996.

                            3.  STOCKHOLDER PROPOSAL

     Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, NW, Suite 215, Washington, D.C. 20037, the record owner of 150 shares of the Company's Common Stock, has submitted for consideration at the Annual Meeting the proposal set forth below. Following the proposal is the stockholder's statement in support thereof, in the form received by the Company, and the statement of the Company's Board of Directors in opposition thereto.

     "RESOLVED: That the shareholders of Neiman Marcus recommend that the Board of Directors take the necessary steps to start the election of directors ANNUALLY, instead of the stagger system which it now has."

     "REASONS: The great majority of New York Stock Exchange listed corporations elect all their directors each year.

     "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

     "Last year the owners of 6,431,543 shares, representing approximately 15.4% of shares voting, voted FOR this proposal.

     "If you AGREE, please mark your proxy FOR this resolution."

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION

     A classified board was included in the Company's charter when the Company was created in 1987. At last year's Annual Meeting, a proposal identical to the stockholder proposal was defeated by a vote of 84.6% of the shares voted. At the 1994 and 1993 Annual Meetings, a proposal identical to the stockholder proposal was defeated by votes of 89.6% and 84.4%, respectively, of the shares voted. The Board of Directors continues to believe that the retention of a classified Board of Directors is in the best interests of the Company and its stockholders. The Board of Directors believes that by providing that directors will serve three-year terms rather than one-year terms the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors will be enhanced. This continuity and stability assures that experienced directors familiar with the Company and its businesses will be on the Board of Directors at all times.

     Approval of the stockholder proposal would require an amendment to the provision of the Restated Certificate of Incorporation which provides for a classified Board of Directors. The Restated

Certificate of Incorporation provides that any such amendment requires the affirmative vote of not less than 66 2/3% of the combined voting power of the outstanding Common Stock and Preferred Stock, voting together as one class. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, both abstentions and broker non-votes will have the same effect as a vote against the proposal. HARCOURT GENERAL WILL BE VOTING ITS SECURITIES, REPRESENTING APPROXIMATELY 67% OF THE VOTING POWER OF THE COMPANY, AGAINST THIS STOCKHOLDER PROPOSAL.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE PROPOSAL TO ELECT ALL DIRECTORS ANNUALLY.

                               4.  OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                           DEADLINE FOR SUBMISSION OF
                   1997 STOCKHOLDER PROPOSALS AND NOMINATIONS

     In order for stockholder proposals to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1997, they must be received by the Company at its principal executive offices by August 15, 1996. Any nominations for the Board of Directors must be received no later than October 21, 1996. See "Meetings and Committees of the Board of Directors and its Committees -- Nominating Committee."

                                            By Order of the Board of Directors

                                                      ERIC P. GELLER
                                                        Secretary

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, ALL STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                         [LOGO] BANKERS TRUST COMPANY
                             OF CALIFORNIA, N. A.

            200 SOUTH GRAND AVENUE, LOS ANGELES, CALIFORNIA 90071

                                                  MAILING ADDRESS:
                                                  BUNKER HILL FINANCE STATION
                                                  P.O. BOX 712039
                                                  LOS ANGELES, CALIFORNIA 90071

December 11, 1995



TO:       Participants in the Broadway Stores, Inc. 401(k) Savings and
          Investment Plan

FROM:     Bankers Trust Company
          Trustee of the 401(k) Savings and Investment Plan


As a participant in the Broadway Stores, Inc. 401(k) Savings and Investment Plan (formerly known as the Carter Hawley Hale Stores, Inc. Savings and Investment Plan), which owns shares of The Neiman Marcus Group, Inc., you are entitled to instruct the Trustee on how to vote the shares of The Neiman Marcus Group, Inc. in your account, on the matters scheduled to come before the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held on Friday, January 19, 1996.

A proxy statement, voting instruction card and return envelope are enclosed. If you wish to exercise your right to vote, please complete, date and sign the voting instruction card and mail promptly in the return envelope.

If you own shares of The Neiman Marcus Group, Inc. outside of the 401(k) Savings and Investment Plan, you will receive similar materials for those shares in the separate mailing. Please return both cards in their separate return envelopes if you wish to fully participate in the matters being submitted to the stockholders of The Neiman Marcus Group, Inc.




Enclosures

                                                                      WACHOVIA
______________________________________________________________________________

Wachovia Corporate Services, Inc.
Trust Services Division
301 North Main Street
Winston-Salem, North Corolina 27150-3099


      TO:      Participants in The Neiman Marcus Group, Inc.
               Savings and Investment Plan

      FROM:    Wachovia Bank of North Carolina, N.A.
               Trustee of the Savings and Investment Plan

      DATE:    December 11, 1995



        As a participant in The Neiman Marcus Group, Inc. Savings and Investment Plan, which owns shares of The Neiman Marcus Group, Inc. Common Stock in your account on matters scheduled to come before the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held on Friday, January 19, 1996.

        A proxy statement, voting instruction card and return envelope are enclosed. Please complete, date and sign the voting instruction card and mail it promptly in the return envelope to exercise your right to direct the Trustee with respect to shares of The Neiman Marcus Group, Inc. allocated to your account.


       If you own shares of The Neiman Marcus Group, Inc. outside of the Savings and Investment Plan, you will receive similar materials for those shares in a separate mailing. Please return both cards in their separate return envelopes if you wish to fully participate in the matters being submitted to the stockholders of The Neiman Marcus Group, Inc.



Enclosures

   COMMON STOCK                                                     COMMON STOCK

                        THE NEIMAN MARCUS GROUP, INC.
P              ANNUAL MEETING OF STOCKHOLDERS, JANUARY 19, 1996
R
O       Richard A. Smith, Robert J. Tarr, Jr. and Eric P. Geller, and each of
X  them a majority of those present and acting to have all the powers
Y hereunder, with several powers of substitution, are hereby authorized to represent and vote at shares of Common Stock of the undersigned at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the corporate headquarters of The Neiman Marcus Group, Inc., 27 Boylston Street, Chestnut Hill, Massachusetts on Friday, January 19, 1996, at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated December 11, 1995, and a copy of the Annual Report for the year ended July 29, 1995.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. THE BOARD OF DIRECTORS OF THE NEIMAN MARCUS GROUP, INC. RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH BELOW, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE SO VOTED.


                        ELECTION OF CLASS II DIRECTORS

                        NOMINEES: Walter J. Salmon, Matina S. Horner, Ph.D.

                        (SEE REVERSE SIDE TO CAST VOTE)              -----------
                                                                     SEE REVERSE
                CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE             SIDE
                                                                     -----------

      Please mark
  /X/ votes as in
      this example.


              This proxy is solicited by the Board of Directors

-------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR Proposals 1 and 2.
-------------------------------------------------------------------------------
                   FOR  WITHHELD
1. Election of     / /    / /     2. Approval of the appointment of Deloitte &
   Directors (See                    Touche LLP as independent auditors of the
   reverse).                         Company for the current fiscal year.

                                                         FOR  AGAINST  ABSTAIN
/ /                                                      / /    / /      / /
---------------------------------------
For both nominees except as noted above
--------------------------------------------------------------------------------


                              --------------------------------------------------
                                          The Board of Directors
                                         recommends a vote AGAINST
                                                Proposal 3.
                              --------------------------------------------------
                                                           FOR  AGAINST  ABSTAIN
                              3. Approval of stockholder   / /    / /      / /
                                 proposal retating to the
                                 election of directors
                                 annually.


                           MARK HERE                           MARK HERE
                          FOR ADDRESS  / /                    IF YOU PLAN  / /
                           CHANGE AND                          TO ATTEND
                          NOTE AT LEFT                        THE MEETING



FOR joint accounts, each owner should     Signature               Date
sign. Executors, Administrators,                   ---------------    ----------
Trustees, etc., should give full title.   Signature               Date
                                                   ---------------    ----------

                       CONFIDENTIAL VOTING INSTRUCTIONS
                TO: BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                               AS TRUSTEE UNDER
                            BROADWAY STORES, INC.
                      401(k) SAVINGS AND INVESTMENT PLAN
            WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS OF
              THE NEIMAN MARCUS GROUP, INC. -- JANUARY 19, 1996

        I hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of The Neiman Marcus Group, Inc. which are credited to my account under the above-referenced Plan at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the corporate headquarters of The Neiman Marcus Group, Inc., 27 Boylston Street, Chestnut Hill,
Massachusetts on Friday, January 19, 1996, at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any instruction previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated December 11, 1995, and a copy of the Annual Report for the year ended July 29, 1995.

        THE SHARES REPRESENTED BY THIS INSTRUCTION CARD WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY THE UNDERSIGNED. THE BOARD OF DIRECTORS OF THE NEIMAN MARCUS GROUP, INC. RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH BELOW, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3. IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE INSTRUCTION CARD WILL BE SO VOTED.

                        ELECTION OF CLASS II DIRECTORS

                        NOMINEES: Walter J. Salmon, Matina S. Horner, Ph.D.

                        (SEE REVERSE SIDE TO CAST VOTE)              -----------
                                                                     SEE REVERSE
                CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE             SIDE
                                                                     -----------

      Please mark
  /X/ votes as in
      this example.


            This Instruction Card is solicited by the Plan Trustee

-------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR Proposals 1 and 2.
-------------------------------------------------------------------------------
                   FOR  WITHHELD
1. Election of     / /    / /     2. Approval of the appointment of Deloitte &
   Directors (See                    Touche LLP as independent auditors of the
   reverse).                         Company for the current fiscal year.

                                                         FOR  AGAINST  ABSTAIN
/ /                                                      / /    / /      / /
---------------------------------------
For both nominees except as noted above
--------------------------------------------------------------------------------


                              --------------------------------------------------
                                          The Board of Directors
                                         recommends a vote AGAINST
                                                Proposal 3.
                              --------------------------------------------------
                                                           FOR  AGAINST  ABSTAIN
                              3. Approval of stockholder   / /    / /      / /
                                 proposal retating to the
                                 election of directors
                                 annually.


                           MARK HERE                           MARK HERE
                          FOR ADDRESS  / /                    IF YOU PLAN  / /
                           CHANGE AND                          TO ATTEND
                          NOTE AT LEFT                        THE MEETING



FOR joint accounts, each owner should     Signature               Date
sign. Executors, Administrators,                   ---------------    ----------
Trustees, etc., should give full title.   Signature               Date
                                                   ---------------    ----------

                       CONFIDENTIAL VOTING INSTRUCTIONS
                 TO: WACHOVIA BANK OF NORTH CAROLINA, N.A.
                               AS TRUSTEE UNDER
                        THE NEIMAN MARCUS GROUP, INC.
                         SAVINGS AND INVESTMENT PLAN
            WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS OF
              THE NEIMAN MARCUS GROUP, INC. -- JANUARY 19, 1996

        I hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of The Neiman Marcus Group, Inc. which are credited to my account under the above-referenced Plan at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the corporate headquarters of The Neiman Marcus Group, Inc., 27 Boylston Street, Chestnut Hill,
Massachusetts on Friday, January 19, 1996 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any instruction previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated December 11, 1995, and a copy of the Annual Report for the year ended July 29, 1995.

        THE SHARES REPRESENTED BY THIS INSTRUCTION CARD WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY THE UNDERSIGNED. THE BOARD OF DIRECTORS OF THE NEIMAN MARCUS GROUP, INC. RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH BELOW, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3. IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE INSTRUCTION CARD WILL BE SO VOTED.

                        ELECTION OF CLASS II DIRECTORS

                        NOMINEES: Walter J. Salmon, Matina S. Horner, Ph.D.

                        (SEE REVERSE SIDE TO CAST VOTE)              -----------
                                                                     SEE REVERSE
                CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE             SIDE
                                                                     -----------

      Please mark
  /X/ votes as in
      this example.


            This Instruction Card is solicited by the Plan Trustee

-------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR Proposals 1 and 2.
-------------------------------------------------------------------------------
                   FOR  WITHHELD
1. Election of     / /    / /     2. Approval of the appointment of Deloitte &
   Directors (See                    Touche LLP as independent auditors of the
   reverse).                         Company for the current fiscal year.

                                                         FOR  AGAINST  ABSTAIN
/ /                                                      / /    / /      / /
---------------------------------------
For both nominees except as noted above
--------------------------------------------------------------------------------


                              --------------------------------------------------
                                          The Board of Directors
                                         recommends a vote AGAINST
                                                Proposal 3.
                              --------------------------------------------------
                                                           FOR  AGAINST  ABSTAIN
                              3. Approval of stockholder   / /    / /      / /
                                 proposal retating to the
                                 election of directors
                                 annually.


                           MARK HERE                           MARK HERE
                          FOR ADDRESS  / /                    IF YOU PLAN  / /
                           CHANGE AND                          TO ATTEND
                          NOTE AT LEFT                        THE MEETING



FOR joint accounts, each owner should     Signature               Date
sign. Executors, Administrators,                   ---------------    ----------
Trustees, etc., should give full title.   Signature               Date
                                                   ---------------    ----------